Exhibit 10.1
     SIXTH AMENDMENT dated as of June 30, 2009 (“Amendment”), to the FINANCING AGREEMENT, dated as of July 15, 2005 (as amended, modified or supplemented from time to time, the “Financing Agreement”), among HORSEHEAD CORPORATION (f/k/a Horsehead Corp. and Horsehead Acquisition Corp.), a Delaware corporation (the “Company”), Horsehead Intermediary Corp., a Delaware corporation, CHESTNUT RIDGE RAILROAD CORP., a Delaware corporation (together with the Company, the “Credit Parties”), THE CIT GROUP/BUSINESS CREDIT, INC. (“CIT”), PNC BANK, NATIONAL ASSOCIATION (“PNC” and together with CIT, collectively, the “Lenders”), and CIT, as agent for the Lenders (the “Agent”). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Financing Agreement.
     WHEREAS, the Credit Parties have requested that the Agent and Lenders reduce (i) the amount of the Revolving Line of Credit and (ii) the maximum amount of Revolving Loans which may be advanced against Eligible Inventory, and the Agent and Lenders are willing to amend the applicable provisions of the Financing Agreement to effectuate such changes, on the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     Section One. Amendments to Financing Agreement. Effective upon the satisfaction of the conditions precedent contained in Section Four hereof, the Financing Agreement is hereby amended as follows:
          (a) The definition of the term Borrowing Base is deleted in its entirety, and the following is substituted in lieu thereof:
          “Borrowing Base shall mean, at any time:
          (a) the sum at such time of:
                    (i) up to eighty-five percent (85%) of the outstanding Eligible Accounts Receivable; plus
                    (ii) the lesser of (A) the sum of (x) the lesser of (I) up to thirty-five percent (35%) of the aggregate value of the Eligible Raw Materials, valued at the lower of weighted-average cost or market, or (II) up to eighty-five percent (85%) of the Net Orderly Liquidation Value of the Eligible Raw Materials, plus (y) the lesser of (I) up to fifty percent (50%) of the aggregate value of the Eligible Work-In-Process, valued at the lower of weighted-average cost or market, or (II) up to eighty-five percent (85%) of the Net Orderly Liquidation Value of the Eligible Work-In-Process, plus (z) the lesser of (I) up to seventy-five percent (75%) of the aggregate value of the Eligible Finished Goods, valued at the lower of weighted-average cost or market, or (II) up to eighty-five percent (85%) of the Net Orderly Liquidation Value of the Eligible Finished Goods, or (B) Twenty Million Dollars ($20,000,000) (provided, however, that the aggregate amount of availability under the Borrowing Base attributable to such of the Company’s Inventory that is subject to clause (c) of the definition of Eligible Inventory shall not at any time exceed Three Hundred Thousand Dollars ($300,000) or such greater amount as the Agent may agree to in writing); plus
                    (iii) the PP&E Component; less
          (b) the amount of the Availability Reserve in effect at such time.
               All advance rates and eligibility requirements under the Borrowing Base, and the amount and scope of the Availability Reserve, shall at all times be subject to adjustment by the Agent in the exercise of its reasonable business judgment.”
          (b) The definition of the term Net Availability is deleted in its entirety, and the following is substituted in lieu thereof:
“Net Availability shall mean, at any time, the amount which the Company is entitled to borrow from time to time as Revolving Loans, such amount being the difference derived when the sum of the principal amount of all outstanding Revolving Loans, plus the undrawn amount of all outstanding Letters of Credit is subtracted from the lesser of (a) Forty-Five Million Dollars ($45,000,000) and (b) the Borrowing Base.”
          (c) The definition of the term Revolving Line of Credit is deleted in its entirety, and the following is substituted in lieu thereof:
“Revolving Line of Credit shall mean the Commitments of the Lenders to make Revolving Loans pursuant to Section 3 of this Financing Agreement and assist the Company in opening Letters of Credit pursuant to Section 5 of this Financing Agreement, in an aggregate amount equal to Forty-Five Million Dollars ($45,000,000).”
     Section Two. Amount of each Lender’s Commitment. Effective upon the satisfaction of the conditions precedent contained in Section Four hereof, the amount of CIT’s Commitment shall be automatically reduced to, and shall equal, $30,000,000 and the amount of PNC’s Commitment shall be automatically reduced to, and shall equal, $15,000,000.

     Section Three. Representations and Warranties. Each of the Credit Parties warrants and represents to the Agent and each Lender as follows:
          (a) the execution, delivery and performance of this Amendment and the other documents described herein by such Credit Party are within its corporate powers, have been duly authorized by all necessary corporate action, and such Credit Party has received all necessary consents and approvals (if any shall be required) for the execution and delivery of this Amendment and such other documents;
          (b) upon the execution of this Amendment and the other documents described herein, this Amendment and such other documents shall constitute the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity;
          (c) no Default or Event of Default has occurred and is continuing.
Each Credit Party confirms, reaffirms and restates to the Agent and each Lender, as of the date of this Amendment, each of the representations and warranties set forth in the Financing Agreement, except to the extent that such representations and warranties solely relate to a specific earlier date, in which case each Credit Party confirms, reaffirms and restates such representations and warranties as of such earlier date.
     Section Four. Conditions Precedent. The effectiveness of this Amendment and the provisions hereof are subject to the due execution and delivery of this Amendment by authorized representatives of each of the Credit Parties, the Agent and each of the Lenders.
     Section Five. General Provisions.
          (a) Except as herein expressly amended, the Financing Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.
          (b) All references to the Financing Agreement and each other Loan Document shall mean the Financing Agreement as amended hereby and as hereafter amended, supplemented and modified from time to time.
          (c) This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.
          (d) This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

          (e) Notwithstanding anything to the contrary contained in the definition of the term “Commitment” in the Financing Agreement, the Commitments of each Lender as of the effective date of this Amendment are reflected on the signature page to this Amendment.
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     IN WITNESS WHEREOF, the parties to this Amendment have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

HORSEHEAD CORPORATION
By:	/s/ James Hensler
	Name:	James Hensler
	Title:	President and Chief Executive Officer

CHESTNUT RIDGE RAILROAD CORP.
By:	/s/ James Hensler
	Name:	James Hensler
	Title:	President and Chief Executive Officer

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender and as Agent
By:	/s/ Alan Strauss
	Name:	Alan Strauss
	Title:	Vice President
Commitment: $30,000,000

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Douglas Hoffman
	Name:	Douglas Hoffman
	Title:	Vice President
Commitment: $15,000,000

Signature Page to Sixth Amendment